EXHIBIT 5.1
Akin Gump
STRAUSS HAUER & FELD LLP

May 7, 2021

EOG Resources, Inc.
1111 Bagby Street
Sky Lobby 2
Houston, Texas 77002

Re:	EOG Resources, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to EOG Resources, Inc., a Delaware corporation (the “Company”), in connection with the Post Effective Amendment No. 1 to Registration Statement Nos. 333-150791, 333-166517 and 333-188352 on Form S-8 of the Company (the “Registration Statement”), being filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 21,865,738 shares (the “Carryover Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that become available for issuance under the Company’s 2021 Omnibus Equity Compensation Plan (the “2021 Stock Plan”) as awards under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan are subsequently canceled, forfeited, expire or are otherwise not issued or are settled in cash. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that (i) the certificates for the Carryover Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Carryover Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the 2021 Stock Plan is consistent with the 2021 Stock Plan and has been duly authorized and validly executed and delivered by the parties thereto, and (iii) at the time of each issuance of Carryover Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance, and (iv) the price per share paid for Carryover

EOG Resources, Inc.
May 7, 2021

Shares issued pursuant to the 2021 Stock Plan is not less than the par value of the Carryover Shares. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Carryover Shares have been issued and delivered upon payment therefor in accordance with the terms of the 2021 Stock Plan and applicable award agreement, the Carryover Shares will be duly authorized, validly issued, fully paid and non-assessable.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:
A.We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.
B.This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.
Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER, & FELD LLP
AKIN, GUMP, STRAUSS, HAUER, & FELD LLP